Exhibit 5.1
March 2, 2011
Buckeye Partners, L.P.
One Greenway Plaza Suite 600
Houston, Texas 77046
Re: Buckeye Partners, L.P. — Registration Statement on Form S-3
Ladies and Gentlemen:
     We have acted as counsel to Buckeye Partners, L.P., a Delaware limited partnership (the “Partnership”), with respect to certain legal matters in connection with the preparation of the Registration Statement on Form S-3 (such Registration Statement, as amended on the effective date thereof being referred to herein as the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on the date hereof and to which this opinion is an exhibit. The Registration Statement relates to the offering for resale of up to 620,861 limited partnership units representing limited partner interests in the Partnership (the “LP Units”), 1,095,722 Class B units representing limited partner interests in the Partnership (the “Class B Units”) and 1,095,722 LP Units into which those Class B Units are convertible (“Converted LP Units”), for the account of the selling unitholders identified in the Registration Statement. We have also participated in the preparation of the prospectus relating to the Registration Statement and included as a part thereof (the “Prospectus”).
     In rendering the opinions set forth below, we have examined originals or copies, certified or otherwise identified to our satisfaction of (i) the Amended and Restated Agreement of Limited Partnership of the Partnership dated as of November 19, 2010, and Amendment No. 1 thereto, which is currently in effect (the “Partnership Agreement”), (ii) the Certificate of Limited Partnership of the Partnership filed with the Secretary of State of Delaware pursuant to the Delaware Revised Uniform Limited Partnership Act (the “Delaware Act”), (iii) the Third Amended and Restated Limited Liability Company Agreement of Buckeye GP LLC, the general partner of the Partnership (the “Partnership GP”), dated as of November 19, 2010, and (iv) such other certificates, statutes and other instruments and as we have deemed necessary or appropriate for purposes of this letter. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Partnership and the Partnership GP and such agreements, certificates of public officials, certificates of officers or other representatives of the Partnership, the Partnership GP and others, and such other documents, certificates and records, as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

Vinson & Elkins LLP Attorneys at Law	666 Fifth Avenue, 26th Floor
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     In our examination, we have assumed (i) the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents, (ii) parties to any executed documents, other than the Partnership, the Partnership GP, and the directors and officers of the Partnership GP, had the power, corporate or otherwise, to execute and deliver such documents, and the validity and binding effect thereof on such parties, (iii) all information contained in all documents reviewed by us is true and correct, (iv) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and comply with all applicable laws, (v) the LP Units, the Class B Units and the Converted LP Units will be issued and sold in compliance with applicable federal and state securities laws and in the manner specified in the Registration Statement and any applicable Prospectus Supplement, (vi) if not described in the Prospectus, one or more Prospectus Supplements to the Prospectus contained in the Registration Statement will have been prepared and filed with the Securities and Exchange Commission describing the LP Units, the Class B Units or the Converted LP Units offered thereby and (vii) a definitive purchase, underwriting, sale or similar agreement with respect to any LP Units, Class B Units or Converted LP Units offered will have been duly authorized and validly executed and delivered.
     Based upon and subject to the foregoing, we are of the opinion that:
     1. the LP units have been duly authorized and validly issued and are fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such non-assessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware Act).
     2. the Class B Units have been duly authorized and validly issued and are fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such non-assessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware Act).
     3. with respect to the Converted LP Units, they have been duly authorized and, when the Partnership has taken all necessary actions to approve the conversion of the Class B Units, and upon the conversion of the Class B Units to Converted LP Units in accordance with, and subject to, the conditions set forth in the Partnership Agreement, such LP Units will be validly issued, fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such non-assessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware Act).
     The foregoing opinions are limited in all respects to the Delaware Act, the Delaware Limited Liability Company Act and the federal laws of the United States, and we are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign.

     We hereby consent to the reference to us under the heading “Legal Matters” in the Prospectus and to the filing of this opinion as an exhibit to the Registration Statement. By giving such consent we do not admit that we are within the category of persons whose consent is required under the Securities Act or the rules and regulations of the Commission issued thereunder.

Very truly yours, /s/ Vinson & Elkins L.L.P.